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                                  EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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

                                                                   For the years ended December 31,              Nine Months
                                                        1991         1992       1993         1994        1995    Ended 9/30/96
                                                    --------------------------------------------------------------------------
                                                                            (Thousands of Dollars)
Ratio of earnings to fixed charges

              COMPUTATION OF EARNINGS
Pretax income from continuing operations            $  (22,609)  $ (77,951)  $ (21,670)  $  (46,425)  $  (13,803)  $   130,843
Less interest capitalized during the period and
     actual preferred dividend requirements of
     majority-owned subsidiaries and 50%-owned
     persons included in fixed charges but not
     deducted from pretax income                             0           0           0            0            0        (2,542)
                                                    --------------------------------------------------------------------------
Total earnings, before fixed charge addition        $  (22,609)  $ (77,951)  $ (21,670)  $  (46,425)  $  (13,803)  $   128,301
                                                    --------------------------------------------------------------------------

           COMPUTATION OF FIXED CHARGES

Interest                                                 7,296      28,591      25,906       31,346       27,052         2,646
                                                    --------------------------------------------------------------------------
Total fixed charges                                 $    7,296   $  28,591   $  25,906   $   31,346   $   27,052   $     2,646
                                                    --------------------------------------------------------------------------
Total earnings and fixed charges                    $  (15,313)    (49,360)  $   4,236      (15,079)  $   13,249   $   130,947
                                                    --------------------------------------------------------------------------
Ratio of earnings to fixed charges                       (2.10)      (1.73)       0.16        (0.48)        0.49         49.49
                                                    ==========================================================================

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                                  Exhibit 12.1